UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 31, 2005

                                            INFINITY PROPERTY AND CASUALTY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	000-50167	03-0483872
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

                                                  3700 Colonnade Parkway, Birmingham, Alabama 35243
(Address of principal executive offices) (Zip Code)

                                                                                      (205) 870-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

        On August 31, 2005, Infinity Property and Casualty Corporation (the “Company”) entered into a credit agreement (the “Credit Agreement”) with Regions Bank, as lender. The Credit Agreement provides the Company with an unsecured revolving credit facility of $50,000,000. The term of the revolving credit facility is three years, and advances will bear an interest rate equal to the 90-day LIBOR plus sixty basis points.

        The Credit Agreement contains customary representations and warranties, conditions, and negative and affirmative covenants, including requirements for maintaining certain financial ratios. The Credit Agreement also contains customary events of default that include, among other things, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, cross default to certain other indebtedness, and bankruptcy and insolvency events.

        The Credit Agreement replaces the Company’s unused $20,000,000 credit facility which expired on August 31, 2005. A copy of the Credit Agreement is attached to this current report on Form 8-K as Exhibit 10.

Item 9.01 – Financial Statements and Exhibits.

        The following exhibit is furnished with this report on Form 8-K:

10	Credit Agreement, dated as of August 31, 2005, by and between Infinity Property and Casualty Corporation and Regions Bank as lender.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

September 6, 2005	INFINITY PROPERTY AND CASUALTY CORPORATION BY: /s/Samuel J. Simon ——————————————————— Samuel J. Simon Executive Vice President, General Counsel and Secretary